Exhibit 10.6
LOAN AGREEMENT

          THIS LOAN AGREEMENT(hereinafter called “Agreement”)made and entered into this 8th day of December, 2006 by and between UTG, INC (UTG). , a Delaware corporation, (hereinafter called "Borrower") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal office located in Memphis, Tennessee ("Lender").

W I T N E S S E T H :

          WHEREAS, the Borrower desires to borrow from Lender Eighteen Million Dollars ($18,000,000.00) in the form of a term note and Five Million Dollars ($5,000,000.00) in the form of a revolving line of credit.  NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein contained, the parties hereto hereby agree as follows:

AGREEMENTS

          1.     COMMITMENT AND FUNDING.

          1.1   The Commitment.  Subject to the terms and conditions herein set out, Lender agrees and commits to make loans (the "Loans") to Borrower in form of term note for $18,000,000.00 and revolving line of credit for $5,000,000.00.  Such borrowings shall be evidenced by, and shall be payable in accordance with the terms and provisions of respective promissory notes executed by Borrower, as maker, attached hereto and incorporated herein by reference (such promissory notes together with any renewals, modifications and extensions thereof is herein referred to as the "Notes").

          1.2   Funding.  The advance of Loan proceeds hereunder shall be made, upon Borrower's request, by depositing the same into a demand deposit account with Lender or wiring of funds per specific instructions of Borrower.  The Loans to Borrower may be made, at Borrower's request, in one or more advances, each of which shall be subject to the terms and conditions of this Agreement, including but not limited to Sections 2.1 and 2.2 hereof.

          1.3   Prepayments.  The Borrower may, at its option, from time to time, prepay any of the Loans in whole or in part.  Any Loan which bears interest at a fixed rate will be subject to a prepayment premium as set forth in the Note for such loan.

          1.4   Interest Rate.  The Loan indebtedness evidenced by the Notes shall bear interest from date at the variable or fixed rate determined in accordance with the terms and provisions of the Notes.

          2.     CONDITIONS OF LENDING.

          2.1   Loan Documents.  The obligation of Lender to fund the Loans is subject to the condition precedent that Lender shall have received at or before the execution of this Agreement all of the following in form and substance satisfactory to Lender provided that if any of the following shall not have been furnished to Lender at or before the date of this Agreement, the same shall be furnished promptly thereafter unless Lender shall waive any such requirement in writing.

          a)    The Notes;

b)         This Loan Agreement;

c)         Commercial Pledge Agreement covering stock in Universal Guaranty Life;

d)         Negative Pledge Agreement on common stock of ACAP;

 e)    Current certificates of good standing for the Borrower in the State of Delaware.

f)        Certified corporate resolutions of Borrower authorizing the execution, delivery and performance of this Loan Agreement and of the other instruments and documents to be executed and delivered in connection herewith.

g)         A copy of Borrower’s Form 10-Q for the quarter ended June 30, 2006 and Form 10-K for the year ended December 31, 2005, it being understood that Lender is relying upon the audit report of Brown Smith Wallace LLC contained in the Form 10-K in entering into this Loan Agreement and June 30, 2006 Statutory statements for  Universal Guaranty Life Insurance Co.

h)         The opinion of Borrower's independent, third party counsel in the form approved by Lender, as to the due organization and valid existence of Borrower, the due authorization and execution by Borrower of the Loan Documents, the validity and enforceability of the Loan Documents against Borrower and such other matters as Lender shall require.

i)           The Notes, this Loan Agreement, collateral pledge agreement, negative pledge agreement and any other documents executed by Borrower in connection herewith shall be referred to hereinafter as the "Loan Documents".

          2.2   Other Conditions.  The obligation of the Lender to fund the Loans is subject to each of the following further terms and conditions:

          a)    At the time of funding of any Loan advances hereunder, each of Borrower's warranties and representations contained herein shall be and remain true and correct in all material respects.  In addition, no Event of Default (as defined in Section 6 hereof) shall have occurred and be continuing, and, if requested by Lender, Borrower shall execute a certificate verifying each of such matters to be true in all respects, if such be the case.

          b) At the time the loans are closed hereunder, there shall have occurred, in the opinion of Lender, no material adverse changes in the condition, financial or otherwise, of Borrower or UG from that reflected in the financial statements furnished pursuant to Section 2.1 hereof.

3.       REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Loan Documents and the funding of the Loan) that:

          3.1   Corporate Status.  Borrower is a corporation duly organized and existing under the laws of the State of Delaware, is duly qualified to do business and is in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and assets and conduct its affairs and business.

          3.2   Corporate Power and Authority.  Borrower has full power and authority to enter into this Agreement, to borrow funds contemplated herein, to execute and deliver this Agreement, the Notes and other Loan Documents executed and delivered by it, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action; and the officer executing each of the Loan Documents is duly authorized to do so by all necessary corporate action.  Any consents or approval of shareholders of Borrower required as a condition to the validity of any Loan Document have been obtained; and each of said Loan Documents is the valid, legal, and binding obligation of Borrower enforceable in accordance with its terms.

          3.3   No Violation of Agreements or Law.  Neither Borrower nor UG is in default under any indenture, agreement or instrument to which it is a party or by which it may be bound, nor in violation of any state or federal statute, rule, ruling, or regulation governing its operations and the conduct of its business, operations or financial condition of Borrower or UG.  Neither the execution and delivery of the Loan Documents nor the consummation of the transactions herein contemplated, or compliance with the provisions hereof will conflict with, or result in the breach of, or constitute a default under, any indenture, agreement or other instrument to which Borrower is a party or by which it may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, or violate or be in conflict with any provision of the charter or bylaws of Borrower.

          3.4   Compliance With Law; Government Approvals.

          (a) Borrower has complied and is complying with all requirements, made all applications, and submitted all reports required by the appropriate state insurance regulatory authorities, and any regulations or rulings issued in connection therewith, and the transaction contemplated hereby will not violate any such statutes, rules, rulings, or regulations nor will the consummation of said actions and transactions cause Borrower to be in violation thereof.  Borrower has, as required, received all governmental approvals necessary for the consummation of the transaction described herein.

          (b)   Borrower has complied and is complying with all other applicable state or federal statutes, rules, rulings and regulations.  The borrowing of money as described herein and said actions and transactions will not violate any of such statutes, rules, rulings, or regulations.  Borrower has made all filings and received all governmental or regulatory approvals necessary for the consummation of the transactions described herein.

          3.5   Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Borrower threatened against before any court, arbitrator or governmental or administrative body or agency which, if adversely determined, would result in any material and adverse change in the financial condition, business operation, or properties or assets of the Borrower.

          3.6   Financial Condition.  The balance sheets and the related statements of income of Borrower and UG, which have been delivered to the Lender pursuant to Sections 2.1 hereof and the financial reports of Borrower and UG which will be delivered to Lender pursuant to Section 4.5 hereof are, or will be as of their respective dates and for the respective periods stated therein, complete and correctly and fairly present the financial condition of Borrower and UG, and the results of their operations, respectively, as of the dates and for the periods stated therein, and have been, or will be as of their respective dates and for the respective periods stated therein, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved.  There has been no material adverse change in the business, properties or condition of Borrower or UG since the date of the financial statement furnished to Lender pursuant to Section 2.1 hereof.

          3.7   Tax Liability.  Borrower and UG have filed all tax returns which are required to be filed by them, and have paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by them.

          3.8   Subsidiaries.  Upon completion of the pending acquisition of American Capitol Insurance Company, Borrower has the following subsidiaries: Universal Guaranty Life Insurance Company, North Plaza of Somerset, Inc., Roosevelt Equity Corporation, Hampshire Plaza Garage, LLC, UTAG, Inc., ACAP Corporation, American Capitol Insurance Company, Texas Imperial, Inc., Texas Imperial Life Insurance Company.

          4.0   AFFIRMATIVE COVENANTS.  Borrower covenants and agrees that, until the Notes together with interest thereon are paid in full, unless specifically waived by the Lender in writing, Borrower will, or will cause Borrower and UG to:

          4.1   Business and Existence.  Perform all things necessary to preserve and keep in full force and effect the existence, rights and franchises of Borrower and to comply with all laws and regulations applicable to Borrower and UG, including, but not limited to, laws and regulations of state and federal authorities applicable to insurance holding companies.

          4.2   Maintain Property.  Maintain, preserve, and protect all properties used or useful in the conduct of Borrower's  business and keep the same in good repair, working order and condition.

          4.3   Insurance.  At all times keep the insurable properties of Borrower adequately insured and maintain in force (i) insurance, to such an extent and against such risks, including fire, as is customary with companies in the same or similar business, (ii) necessary workmen's compensation insurance, fidelity bonds and errors and omissions insurance coverage in amounts reasonably satisfactory to Lender, and (iii) such other insurance as may be required by law; and if required by Lender, deliver to the Lender a copy of the bonds and policies providing such coverage and a certificate of Borrower's chief executive officer, as the case may be, setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

          4.4   Taxes and Liens.  Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower or upon any of their respective income and profits, or their properties, real, personal or mixed, or any part thereof, before the same shall become delinquent; provided, however, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the amount or validity thereof shall be contested in good faith by appropriate proceedings.

          4.5   Financial Reports.  Furnish to Lender (a) as soon as available and in any event within ninety (90) days after the end of each calendar year, audited GAAP financial statements of Borrower and within one hundred fifty (150) days after the end of each calendar year, audited SAP statements of UG.  In addition, Borrower and UG to provide Lender quarterly un-audited financial statements no later than forty five (45) days after end of each calendar quarter; and (b) promptly upon receipt, copies of all management letters and other assessments and recommendations, formal or informal, submitted by the Certified Public Accountants to Borrower or UG.

          4.6   Regulatory Examinations. If legally permitted to do so, (a)  promptly notify Lender upon receipt of any material correspondence, report, memoranda or other written communication between any federal or state regulatory body or authority, with respect to the properties, loans, operations and/or condition of Borrower, UG or both; and (b) if required by Lender, fully and completely assist and cooperate with Lender in requesting approval by such regulatory body or authority of the furnishing to Lender of any such report, and furnish such report to Lender if such approval is given; provided, however, that Lender shall take such steps as may be necessary to assure that all such reports shall remain confidential and shall be used by Lender solely in connection with the administration of the Loan in accordance with the provisions of this Agreement.

          4.7   Additional Information.  Furnish such other information regarding the operations, business affairs and financial condition of Borrower and UG as Lender may from time to time reasonably request, including but not limited to true and exact copies of any monthly management reports to their respective directors, their respective tax returns, and all information furnished to shareholders.

          4.8   Right of Inspection.  Except to the extent, if any, prohibited by applicable law, permit any person designated by Lender, to inspect any of the properties, books and financial and other reports and records of Borrower and UG,  and to discuss their affairs; finances and accounts with Borrower's and UG’s principal officers, at all such reasonable times and as often as Lender may reasonably request.

          4.9   Notice of Default.  At the time of Borrower's first knowledge or notice, furnish the Lender with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

          4.10 Compliance with Insurance Regulations.  At all times be in compliance with, cause UG to be in compliance with, all insurance and insurance holding company laws, rules and regulations applicable to Borrower or UG.

          4.11 Statutory Capital/Assets:  Borrower shall cause UG to maintain the ratio of its aggregate capital and surplus divided by the its total assets less “separate accounts” as defined on the SAP statements of UG at all times at or greater than seven percent (7.0%).

         4.12 Dividend Capacity:  UG will, within a twelve (12) month rolling period, maintain the financial ability under applicable law to pay to the Borrower, with respect to Borrower’s ownership interest in UG, a dividend of at least $2,500,000.00.

          4.13  Maximum Funded Debt to Cash Flow:  Borrower will maintain the ratio of funded debt divided by cash flow of no greater than 4.5:1 (For purposes of this ratio, Funded debt shall be defined as direct obligations for borrowed money of Borrower, less any subordinated debt and cash flow shall be defined as Borrower’s consolidated EBITDA for the trailing 4-quarters.)

          4.14 Compliance Certificate Furnish Lender a certificate of compliance duly certified by the chief financial officer of Borrower within thirty (30) days after the end of each calendar quarter stating that Borrower and UG are in compliance with all terms, covenants and conditions of this Loan Agreement and all related Loan Documents.

                 5.0          NEGATIVE COVENANTS.  Borrower agrees that, until the indebtedness evidenced by the Notes, together with interest, is paid in full, without the prior consent of lender, which shall not be unreasonably withheld:

                 5.1          Indebtedness.  Neither Borrower nor its subsidiaries shall create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, except for the following indebtedness:

                               i)          the indebtedness of Borrower under the Loans;

ii)                   operating expenses, trade payables and leases incurred by Borrower or its subsidiaries in the ordinary course of business;

                               iii)         indebtedness owed by the Borrower to any other subsidiary;

iv)         indebtedness reflected on Borrower's financial statements dated as of
June 30, 2006;

                                 v)       borrowings under UG’s working capital line of credit

                 5.2          Merger, Dissolution, Acquisition of Assets, Affiliates and Subsidiaries.  Borrower will not enter into, or permit UG to enter into, any transaction of merger or consolidation, or any reorganization, reclassification of stock, change in capital structure; or acquire, or permit UG to acquire, all of the stock, property or assets of any other corporation, partnership or other entity, except for the following:

                               i)          the pending acquisition of American Capitol Insurance Company

Borrower agrees to notify Lender before the consummation of  any type of transaction referenced in this section of Loan Agreement.  Lender will submit its written response to Borrower no later than five (5) business days of the date of original notification.  If Lender does not submit its written denial or consent for any notification within the specified time, Borrower may interpret said non-response as consent.

                 5.3          Dividends, Redemptions and Other Payments.  Borrower will not, without consent of Lender, which shall not be unreasonably withheld, declare or pay any dividends if an Event of Default has occurred and is continuing under this Agreement or the payment of a dividend would create an Event of Default.

                 5.4          Capital Expenditures.  Neither Borrower nor UG will make or become committed to make, directly or indirectly, during any calendar year, capital expenditures which for Borrower and UG exceed amounts deemed acceptable to applicable regulatory authorities.

                 5.5          Sale of Assets.  Neither Borrower nor UG will sell, lease, transfer or dispose of all or any substantial part of its assets, including the assets of any of its subsidiaries other than in the normal course of business.

                 6.0          DEFAULT AND REMEDIES.

                 6.1          Events of Default.  Any one or more of the following events shall constitute a default (which, if not cured within the applicable cure period, if any, shall constitute an "Event of Default") under the terms of this Agreement:

                 (a)          Default in the payment when due of the principal of or interest on the Notes.

                 (b)          Default in the performance of any provisions or breach of any covenant of this Agreement or any other Loan Document.

                 (c)          If any representation or warranty or any other statement of fact contained herein, in any other Loan Document, or in any writing, certificate, or report or statement at any time furnished to Lender pursuant to or in connection with this  Agreement shall prove to be false or misleading in any material respect.

(d)                     If Borrower should default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or persons that may materially affect any of Borrower’s property or Borrower’s ability to repay the indebtedness or perform their respective obligations under this Agreement or any of the Related Documents.

                 (e)          This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

                 (f)           If Borrower or UG file a petition in bankruptcy or seeks reorganization or arrangements under the Bankruptcy Code (as it now exists or as amended); is unable or admits in writing its inability to pay its debts as they become due or is not generally paying its debts as they come due; makes an assignment for the benefit of creditors; has a receiver, custodian or trustee appointed voluntarily or involuntarily, for its property; or is adjudicated bankrupt; or if an involuntary petition is filed in bankruptcy, for reorganization or arrangements, or for the appointment of a receiver, custodian or trustee of Borrower or UG on their respective properties and if Borrower or UG either acquiesce therein or fails to have such petition dismissed within sixty (60) days of the filing thereof.

                 (g)          If there shall at any time occur without the prior written approval of Lender a change in control of Borrower.

                 6.2          Remedies.  If an Event of Default shall occur, at any time thereafter so long as such Event of Default continues uncured, Lender may, at its option without demand or notice (except as otherwise provided herein), the same being expressly waived, declare the Loan, with interest thereon, to be immediately due and payable, and may proceed to exercise all rights and remedies available under the Loan Documents, at law or in equity, concurrently or sequentially, in such order as Lender may elect, all such rights and remedies being cumulative. If any default, other than a default on indebtedness, is curable and if Borrower has not been given a notice of a similar default within the preceding 12 months, it may be cured within 30 days or if the cure requires more than 30 days, Borrower shall initiate steps to cure said default.

                 7.0          MISCELLANEOUS.

                 7.1          Amendments.  The provisions of this Loan Agreement and the other Loan Documents may be amended or modified only by an instrument in writing signed by the parties thereto.

                 7.2          Notices.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested or delivered, if to the Borrower, at
5250 South Sixth Street, Springfield, IL, 62703, and if to the Lender, to it at 845 Crossover Lane, Suite 150, Memphis, Tennessee, 38117, Attention: Correspondent Services; or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 7.2.  All such notices and other communications shall be effective (i) if mailed, when received or three business days after mailing, whichever is earlier; or (ii) if delivered, upon delivery.

                 7.3          No Waiver, Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Waiver of any right, power, or privilege hereunder or under any instrument or document now or hereafter evidencing or securing the Loan is a waiver only as to the specified item.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                 7.4          Binding Effect.  This Loan Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest therein without the prior written consent of Lender.

                 7.5          Governing Law.  This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee; except that the provisions hereof which relate to the payment of interest shall be governed by (i) the laws of the United States or, (ii) the laws of the State of Tennessee, whichever permits the Lender to charge the higher rate, as more particularly set out in the Notes.

                 7.6          Venue of Actions.  As an integral part of the consideration for the making of the Loan hereunder, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, or by any successor, personal representative or assignee of it, with respect to the Loan contemplated hereby, or with respect to any of the Loan Documents, other than in a state court of competent jurisdiction in and for the County of the State in which the principal place of business of the Lender is situated, or in the United States District Court for the District in which the principal place of business of the Lender is situated, and not elsewhere.  Nothing in this paragraph contained shall prohibit Lender from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or under any other Loan Document, but the parties stipulate and agree that the courts specified in the preceding sentence of this section shall be an appropriate forum for any such suit.

                 7.7          Terminology; Section Headings.  All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular of any such pronoun or of any term defined herein shall include the plural, and vice versa.  Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

                 7.8          Enforceability of Agreement.  Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions nevertheless, shall remain effective and binding on the parties hereto.  In the event that the provisions of the Note or this Loan Agreement governing the determination of the rate of interest on the Loan should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining the same, the Loan indebtedness shall bear interest at the maximum effective variable contract rate which may be charged by Lender under applicable law from time to time in effect.

                 7.9          Interest Limitations.  It is the intention of the parties hereto to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate for which Borrower may lawfully contract under applicable law, from time to time in effect.  Any provision hereof, or of any other agreement executed by Borrower that would otherwise operate to bind, obligate or compel Borrower to pay interest in excess of such maximum lawful rate shall be construed to require the payment of the maximum rate only.  The provisions of this paragraph shall be given precedence over any other provisions contained herein or in any other agreement applicable to the Loan, that is in conflict with the provisions of this paragraph.

                 7.10        Non-Control.  In no event shall Lender's rights hereunder be deemed to indicate that Lender is in control of the business, management or properties of Borrower or UG or has power over the daily management functions and operating decisions made by Borrower or UG.

                 7.11        Fees and Expenses.  Borrower agrees to pay Lender a fee of Ten Thousand Dollars ($10,000.00) for actual out-of-pocket expenses, including due diligence expenses and legal fees incurred by Lender in connection with the development, preparation, execution, recording of loan and loan documents.  Any expenses related to future amendment, administration or enforcement of, or the preservation of any rights under this Loan Agreement and the other Loan Documents, or the collection of the Loan therefore will also be at the expense of the Borrower.

                 7.12        Indemnification.  Borrower hereby agrees to indemnify Lender against, and hold Lender harmless from, any and all claims, suits and damages asserted against Lender by any person or entity [including, but not limited to, shareholders and former shareholders of UTG, Inc.] arising out of or asserted with respect to the transactions contemplated by this Loan Agreement and shall pay all attorneys' fees and costs in connection with the defense of any such claim.

                 7.13        Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH  OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH WHETHER NOW EXISTING OR HEREAFTER ARISING: AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            7.14                  Confidentiality. (a) Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, to [1] any assignee of or participant in, or any prospective assignee of or participant in, any of Lender’s rights or obligations under this Agreement or [2] any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vi) with the consent of the Borrower or (vii) to the extent such Information [1] becomes publicly available other than as a result of a breach of this Section or [2] becomes available to Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Lender shall be considered to have complied with its obligation to maintain the confidentiality of Information hereunder if Lender has exercised the same degree of care to maintain the confidentiality of such Information as Lender would accord to its own confidential information.
(b)        Lender acknowledges that Information as defined in this section furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

UTG, INC. (“Borrower”)

By:_/s/ Theodore C. Miller___________

Title:_Sr. Vice President     __________

FIRST TENNESSEE BANK NATIONAL ASSOCIATION (“Lender”)

By:_/s/ G. Porter Robinson__________

Title:_Sr. Vice President____________